Exhibit 99.1

                Concord Reports Third Quarter Results;
             Company Sees Growth in New Customer Accounts
                   and an Increase in Large Deals;
                        Signs New EVP of Sales

    MARLBORO, Mass.--(BUSINESS WIRE)--Oct. 21, 2004--Concord Communications, Inc. (NASDAQ: CCRD), a global provider of Business Service Management (BSM) software solutions, today announced its financial results for the third quarter ended September 30, 2004. Revenue was $26.9 million, up from $26.7 million in the second quarter of 2004, and up from $26.6 million in the third quarter of 2003. GAAP earnings per share were $0.01, compared to $0.02 in the prior quarter and earnings of $0.03 in the third quarter of 2003. Pro forma earnings per share were $0.02, compared to pro forma earnings per share of $0.03 in the prior quarter and pro forma earnings of $0.07 in the third quarter of 2003. (See the table below for reconciliation from GAAP to pro forma).
    "The operational improvements we have made, and continue to make, are paying off," explained Jack Blaeser, Concord's CEO and president. "Since the last quarter, we increased cash, more than doubled the number of new customer accounts, maintained our trend of higher ASP and signed an exceptional new EVP of sales. We remain steadfast in our pursuit of operational excellence and increased growth."

    Third Quarter Results

    New eHealth(R) Suite Customer Account Wins Increase and ASP
Remains High

    -- New eHealth Suite customer account wins increased to 30, from 12 in the previous quarter. This increase is a result of Concord's focus on initiatives, programs, and products that attract new customers. New customers included The French Ministry of the Interior and United Healthcare.

    --  Revenue from existing eHealth Suite customers was 81%.

    -- Average deal size for new eHealth Suite customer accounts was $167,000.

    Number of Large eHealth Suite Deals Increases

    -- Number of eHealth Suite deals over $100,000 increased to 40, from 32 in the previous quarter.

    Continued Execution in Key Market Segments

    -- BSM - Concord secured validation from Siebel Systems, Inc. for an integration between eHealth Suite and Siebel 7 and 7.5.

    -- VoIP - Customers like the Depository Trust Company purchased eHealth Suite's VQM solution to monitor their VoIP rollout.

    -- Mobile Wireless - New account Cosmote, the #2 wireless carrier in Greece, selected eHealth Suite to manage its IP core network.

    Balance Sheet Improves

    -- Total cash, composed of cash, cash equivalents and marketable securities, was $163.4 million in Q3. Cash and marketable securities increased nearly $5 million.

    -- Deferred revenue was $28.1 million, up from $27.9 million in the previous quarter.

    --  DSO was 74 days, down 1 day from the prior quarter.

    Market Segments Remain Consistent

    -- Managed service provider customers accounted for 28% of revenue, up from 23% in the previous quarter. These customers include Getronics and Unisys. Telco infrastructure customers like Rainbow Media accounted for 22% of revenue.

    -- Enterprise customers accounted for 50% of revenue, from customers like the Chicago Board of Trade and Shoprite.

    -- International customers accounted for $9.2 million, or 36% of revenue, up slightly from the previous quarter. Customers include Vodafone, Telekom Austria and Bayer AG.

    --  netViz revenue for Q3 was $1.2 million.

    Future Expectations

    Fourth quarter 2004 revenue is expected to be approximately $28 million and EPS is expected to be approximately $0.04 on a pro forma and ($0.11) on a GAAP basis. A reconciliation of GAAP and pro forma guidance is provided in the attachment.

    Conference Call

    Concord will hold a conference call today, October 21st, 2004, to discuss results, product direction and future expectations at 8:30 a.m. ET. The number for the call is 800-370-0740 (domestic) and 973-409-9255 (international). The call will be available for approximately two weeks. The number for the replay is 877-519-4471 for U.S./Canada and 973-341-3080 for international callers. The access code is 5288656. The information in this press release, call replay, and reconciliation of non-GAAP financials is posted at www.concord.com.

    About Concord Communications

    Concord Communications, Inc. (NASDAQ: CCRD) provides an integrated solution that enables companies to map their IT services to business needs, measure their actual end-user experience, and manage their applications, systems, and networks. More than 3,000 companies worldwide rely on Concord's eHealth(R) Suite, and its components, to optimize IT services to drive business success. Based in Marlboro, Massachusetts, USA, Concord maintains offices around the globe, and can be found on the web at www.concord.com.

    Concord Communications, Inc., the Concord logo and eHealth are trademarks of Concord Communications, Inc. All other trademarks are the property of their respective owners.

    Forward-looking statements made in this press release, including forward-looking statements regarding revenue and profit and loss expectations, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, continuation of the slower than expected economic recovery in certain of our markets; our customers' ability to obtain funding, specifically in light of the aforementioned economic climate, and the resulting potential delay or cancellation of pending customer purchases; risks of operating losses including the cost of development and sale of our products; the integration of acquired products and technologies; the ability to attract and retain key employees; issues that impact the use of our intellectual property; risks associated with our debt service obligations; market acceptance of, and demand for, our products; risks associated with competition, including competition in the business service management market and the network, system, and application fault and performance markets; risks associated with international sales, including foreign currency risks and longer payment cycles; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.

    Pro Forma Financial Results

    We prepare and release quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We also disclose and discuss certain pro forma financial information, used to evaluate our performance, in this and other earnings releases and investor conference calls. We believe that current shareholders and potential investors in our company use multiples of pro forma EPS in making investment decisions about our company. We use pro forma EPS to evaluate the results of our ongoing operations and to assist in historical comparisons. This measure, and other pro forma information, should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America such as net income and net cash provided by operations and should not be considered measures of our liquidity. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies. Our key non-GAAP measure is: pro forma EPS and is calculated by dividing pro forma net income by the diluted number of shares. Pro forma net income excludes certain non-cash and special charges, consisting primarily of non-cash compensation charges, in-process-research-and-development costs and amortization of intangible assets. This pro forma calculation also substitutes current period GAAP tax provisions with a pro forma tax rate of 28%. Historically, we have had significant deferred tax assets and have not recorded a significant federal tax provision. Accordingly the GAAP tax provision related primarily to state and foreign taxes and has been minimal.
    From a tax return perspective, and thus cash flow perspective, we do not believe Concord will pay significant state or federal income taxes for at least 2 years. We will continue incurring small foreign, federal minimum and state minimum tax payments. Due to the option tender offer in the fourth quarter of 2004, we have calculated that our GAAP tax rate has decreased to 14%. We will continue providing pro forma guidance and results at a 28% tax rate to normalize our results against historical reported results, and such pro forma guidance and results are provided for comparative purposes only.
    Below are the Condensed Consolidated Statements of Operations, Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Cash Flows, Table of Reconciliation from GAAP to Pro forma and Table of Reconciliation for Q4 2004 Pro forma EPS to GAAP EPS.


                       CONCORD COMMUNICATIONS, INC.
        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
              (In thousands, except per share and share data)

                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                    Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                       2004         2003         2004         2003
                    -----------  -----------  -----------  -----------
Revenues:
   License
    revenues       $    12,636  $    13,683  $    35,578  $    39,746
   Service
    revenues            14,261       12,877       41,869       36,546
                    -----------  -----------  -----------  -----------
   Total revenues       26,897       26,560       77,447       76,292
                    -----------  -----------  -----------  -----------
Costs of Revenues:
   Cost of license
    revenues               902          826        2,572        2,098
   Cost of service
    revenues             4,429        4,085       12,741       12,172
                    -----------  -----------  -----------  -----------
   Total cost of
    revenues             5,331        4,911       15,313       14,270
                    -----------  -----------  -----------  -----------
     Gross profit       21,566       21,649       62,134       62,022
                    -----------  -----------  -----------  -----------
Operating Expenses:
   Research and
    development          5,990        5,911       17,742       16,794
   Sales and
    marketing           12,607       12,490       36,516       36,434
   General and
    administrative       2,886        2,156        8,264        6,462
   Acquisition
    related
    charges                  -           40                       40
Acquired in-
 process research
 and development             -          994          100          994
                    -----------  -----------  -----------  -----------
   Total operating
    expenses            21,483       21,591       62,622       60,724
                    -----------  -----------  -----------  -----------
     Operating
      income (loss)         83           58         (488)       1,298
                    -----------  -----------  -----------  -----------
Other Income:
   Interest income       1,105          684        3,267        2,110
   Interest
    expense               (821)           -       (2,463)           -
   Other expense           (33)        (168)        (222)        (538)
                    -----------  -----------  -----------  -----------
   Total other
    income, net            251          516          582        1,572
                    -----------  -----------  -----------  -----------
     Income before
      income taxes         334          574           94        2,870
Provision for
 income taxes              104           93           13          355
                    -----------  -----------  -----------  -----------
Net income         $       230  $       481  $        81  $     2,515
                    ===========  ===========  ===========  ===========
Net income per
 common and
 potential common
 share:
   Basic           $      0.01  $      0.03  $      0.00  $      0.14
                    ===========  ===========  ===========  ===========
   Diluted         $      0.01  $      0.03  $      0.00  $      0.14
                    ===========  ===========  ===========  ===========
Weighted average common and
 potential common shares
 outstanding:
   Basic            18,303,533   17,500,200   18,240,493   17,375,680
                    ===========  ===========  ===========  ===========
   Diluted          18,456,498   18,238,417   18,705,474   17,916,872
                    ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these condensed consolidated financial statements.



                      CONCORD COMMUNICATIONS, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                   (In thousands, except share data)

                                          September 30,  December 31,
                                              2004           2003
                                          --------------  ------------
ASSETS
Current Assets:
  Cash and cash equivalents              $       22,934  $     69,436
  Marketable securities                         140,370        92,455
  Restricted cash                                    65           194
  Accounts receivable, net of allowance
   of $1,349 and $1,050 at September 30,
   2004 and December 31, 2003,
   respectively                                  22,168        22,194
  Deferred tax assets                             1,456         4,638
  Prepaid expenses and other current
   assets                                         4,130         4,851
                                          --------------  ------------
  Total current assets                          191,123       193,768
Equipment and improvements, net                   6,306         6,697
Goodwill                                          6,225         6,225
Other intangible assets, net                      2,394         3,004
Deferred tax assets                               8,631         4,962
Unamortized debt issuance costs and
 other long-term assets                           3,075         3,770
                                          --------------  ------------
  Total assets                           $      217,754  $    218,426
                                          ==============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
  Accounts payable                       $        2,547  $      5,218
  Accrued expenses                               12,010        12,627
  Deferred revenue                               28,138        26,490
                                          --------------  ------------
     Total current liabilities                   42,695        44,335
  Convertible senior notes                       86,250        86,250
                                          --------------  ------------
     Total liabilities                          128,945       130,585
                                          --------------  ------------
  Stockholders' Equity:
  Common stock, $0.01 par value:
     Authorized - 50,000,000 shares
      Issued and outstanding -
      18,307,402 and 18,121,211 shares
      at September 30, 2004 and December
      31, 2003, respectively                        183           181
  Additional paid-in capital                    113,323       111,651
  Accumulated other comprehensive
   income                                            29           816
  Accumulated deficit                           (24,726)      (24,807)
                                          --------------  ------------
     Total stockholders' equity                  88,809        87,841
                                          --------------  ------------
     Total liability and stockholders'
      equity                             $      217,754  $    218,426
                                          ==============  ============

   The accompanying notes are an integral part of these condensed consolidated financial statements.



                      CONCORD COMMUNICATIONS, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                             (In thousands)

                               Three Months Ended   Nine Months Ended
                               ------------------- -------------------
                               Sept. 30, Sept. 30, Sept. 30, Sept. 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Cash Flows from Operating
 Activities:
Net income                     $    230  $    481  $     81  $  2,515
Adjustments to reconcile net
 income to net cash provided
 by operating activities:
   Depreciation and
    amortization                  1,118     1,348     3,355     3,966
   Stock-based compensation           -        14         -        48
   Amortization of debt
    issuance costs                  271         -       623         -
   Deferred income taxes            (11)        -        39         -
   Changes in assets and
    liabilities:
      Accounts receivable           (54)     (921)       26    (2,080)
      Prepaid expenses and
       other current assets         206       (74)      721       667
      Other assets                   54        23        72       (82)
      Accounts payable              208       778    (2,671)     (530)
      Accrued expenses            2,354       834      (617)    1,549
      Deferred revenue              243    (1,903)    1,648     2,499
                                --------  --------  --------  --------
           Net cash provided
            by operating
            activities            4,619       580     3,277     8,552
                                --------  --------  --------  --------
Cash Flows from Investing
 Activities:
   Purchases of equipment and
    improvements                   (798)     (605)   (2,354)   (2,435)
   Purchases of marketable
    securities                  (17,537)  (11,104)  (78,250)  (27,092)
   Proceeds from maturities
    and sale of marketable
    securities                    4,118    10,853    29,022    21,541
   Deposit of restricted cash         -         -       (65)        -
   Release of restricted cash        (1)      150       194       450
   Acquisition of business -
    net of cash acquired              -    (4,968)        -    (4,968)
                                --------  --------  --------  --------
          Net cash used for
           investing
           activities           (14,217)   (5,674)  (51,453)  (12,504)
                                --------  --------  --------  --------
Cash Flows from Financing
 Activities:
   Proceeds from issuance of
    common stock                     48       470     1,674     1,740
                                --------  --------  --------  --------
        Net cash provided by
         financing activities        48       470     1,674     1,740
                                --------  --------  --------  --------
Net decrease  in cash and cash
 equivalents                     (9,550)   (4,624)  (46,502)   (2,212)
Cash and cash equivalents,
 beginning of period             32,484    12,774    69,436    10,362
                                --------  --------  --------  --------
Cash and cash equivalents, end
 of period                     $ 22,934  $  8,150  $ 22,934  $  8,150
                                ========  ========  ========  ========
Supplemental Disclosure of
 Cash Flow Information:
   Cash paid for income taxes  $    243  $    105  $    552  $    352
Supplemental Disclosure of Noncash
 Investing Transactions:
   Unrealized loss on
    available-for-sale
    securities                 $    996  $   (445) $ (1,313) $   (626)


     The accompanying notes are an integral part of these condensed consolidated financial statements.



                      CONCORD COMMUNICATIONS, INC.
       TABLE OF RECONCILIATION FROM GAAP TO PRO FORMA (Unaudited)
                   (In thousands, except share data)

                      Three Months Ended         Nine Months Ended
                   ------------------------- -------------------------
                    Sept. 30,    Sept. 30,    Sept. 30,    Sept. 30,
                       2004         2003         2004         2003
                    -----------  -----------  -----------  -----------
Reconciliation of
 GAAP & Pro Forma
 Net Income:
  Net income       $       230  $       481  $        81  $     2,515
  Add:
  Provision for
   income taxes            104           93           13          355
  From Cost of
   revenues
     netViz
      technology
      amortization         133          133          399          133
     net Viz deal
      charges                -           40            -           40
  From Operating
   expenses
     Amortization
      expenses,
      relating to
      the netViz
      acquisition
      and equity-
      based
      compensation
      charges               70           84          210          118
     Acquired in-
      process
      research and
      development            -          994          100          994
                    -----------  -----------  -----------  -----------
  Pro forma income
   before income
   taxes                   537        1,825          803        4,155
                    -----------  -----------  -----------  -----------
  Pro forma income
   taxes (Pro
   forma rate:
   28%)                    150          511          225        1,163
                    -----------  -----------  -----------  -----------
  Pro forma net
   income          $       387  $     1,314  $       578  $     2,992
                    ===========  ===========  ===========  ===========
  Pro forma net
   income per
   diluted share:  $      0.02  $      0.07  $      0.03  $      0.17
  Diluted weighted
   average common
   and potential
   common shares
   outstanding      18,456,498   18,238,417   18,705,474   17,916,872



                     CONCORD COMMUNICATIONS, INC.
    TABLE OF RECONCILIATION FROM Q4 2004 PRO FORMA EPS TO GAAP EPS
                              (unaudited)

                                                 Guidance for Quarter
                                                  ending December 31,
                                                          2004
                                                 ---------------------

  Proforma EPS guidance                          $               0.04
  Estimated:
  Income taxes                                                   0.03
  Estimated cost of stock option buy-back                       (0.17)
  Amortization of intangibles                                   (0.01)
                                                  --------------------
  Estimated GAAP EPS                             $              (0.11)
                                                  ====================

    CONTACT: Concord Communications
             Public Relations
             Eric Snow, 508-486-4508
             pr@concord.com
             or
             Investor Relations
             Raymond Ruddy, 508-303-4350
             investorrelations@concord.com